Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-3 of our reports dated March 10, 2000 appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended January 2, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
November 13, 2000